Wolfe Axelrod Weinberger Associates, LLC.	CCG Investor Relations, Inc.
Rob Schatz	Ed Job, Account Manager
Phone: (212) 370-4500	Phone: (646) 213-1914
E-mail :Rob@wolfeaxelrod.com	Email: ed.job@ccgir.com
Website:www.newgenerationbiofuels.com

New Generation Biofuels Names Cary Claiborne as Chief Executive Officer

- Conference Call To Update Shareholders Scheduled For March 19, 2009 at 8:30 am ET -

LAKE MARY, Florida – March 18, 2009 - New Generation Biofuels Holdings, Inc. (NasdaqCM: NGBF) a development stage renewable fuels provider, today announced that Mr. David Gillespie has resigned his position as the company’s President,  Chief Executive Officer and Director effective immediately, and the Board of Directors has appointed Mr. Cary Claiborne as the company’s new President and Chief Executive Officer.  Mr. Claiborne also will retain his role as Chief Financial Officer and has joined the Board of Directors.

Mr. Claiborne joined New Generation Biofuels in December 2007 as the company’s Chief Financial Officer, and prior to that he had a distinguished career as the Chief Financial Officer of Osiris Therapeutics, as well as in various roles with leading American corporations, including Constellation Energy, MCI, Home Depot and General Electric.

“Cary brings considerable experience and leadership to this company and is well-qualified to guide New Generation Biofuels through the next phase of its business development, as we ramp production in our Baltimore plant, begin meaningful deliveries against our existing contracts, sign up new customers and implement cost control measures to improve efficiency,” said Lee Rosen, Chairman of the Board of New Generation Biofuels. “I join other directors in thanking David for his contribution, and I wish him the best of luck with his future endeavors.”

“I am extremely pleased to take on this new role and look forward to leading an organization that I believe possesses such great potential to become the leader in the next generation of renewable fuel technology,” stated Cary Claiborne, President, Chief Executive Officer and Chief Financial Officer of New Generation Biofuels.

Conference Call Details

The Company will host a conference call at 8:30 a.m. EDT on Thursday, March 19, 2009, to provide a business update. Joining Mr. Cary Claiborne, President, Chief Executive Officer and Chief Financial Officer will be Ms. Kim Johnson – Power Generation Sales and Mr. Andrea Festuccia – Chief Technology Officer.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-877-269-7756. International callers should dial +1-201-689-7817.

For a replay of the call, which will begin a few hours after the call through 3/26/09, please dial 1-877-660-6853 and enter Replay ID# 317550. International callers should dial +1-201-612-7415 Replay ID# 317550.

About New Generation Biofuels, Holdings, Inc.

New Generation Biofuels is a development stage renewable fuels provider. We hold an exclusive license for North America, Central America and the Caribbean to commercialize proprietary technology to manufacture alternative biofuels from vegetable oils and animal fats that we intend to market as a new class of biofuel for power generation, commercial and industrial heating and marine use. We believe our proprietary biofuel can provide a cheaper, renewable alternative energy source with significantly lower emissions than traditional fuels. Our business model calls for establishing direct sales from manufacturing plants that we may purchase or build and sublicensing our technology to qualified licensees.

Forward-Looking Statements
This news release contains forward-looking statements. These forward-looking statements concern our operations, prospects, plans, economic performance and financial condition and are based largely on our current beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business include all the risks attendant a development stage business in the volatile energy industry, including, without limitation, the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008.

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